Exhibit 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS

•	North America finishes 2005 with strong fourth quarter net pricing growth of 4 percent and volume growth of 2 1/2 percent.
•	Fourth-quarter 2005 reported loss of 12 cents includes net expense items of 27 cents, resulting in comparable earnings of 15 cents per diluted share.
•	Full-year EPS totaled $1.08, including net expense items of 21 cents.
•	2005 cash flow from operations less capital spending totaled $717 million.

ATLANTA, February 9, 2006 -- Coca-Cola Enterprises (NYSE: CCE) today reported 2005 net income of $514 million, or $1.08 per diluted share. The comparability of these results to 2004 net income is affected by net expense items totaling 21 cents per diluted share. These items include tax expense associated with the repatriation of foreign earnings, restructuring costs, and asset write-offs associated with property damage from three major hurricanes. The following table provides detail on these items, as well as other items impacting reported earnings:

                                    Fourth Quarter        Full Year
                                   --------------      --------------
                                   2005      2004      2005      2004
                                   ----      ----      ----      ----

Reported Earnings per Diluted
 Common Share                      $(0.12)  $ 0.17    $ 1.08   $ 1.26
    Hurricane Asset Write-offs(a)      --       --      0.03       --
    Restructuring Charges            0.06       --      0.11       --
    HFCS Litigation Settlement
     Proceeds                       (0.01)      --     (0.07)   (0.04)
    Net Favorable Tax Items         (0.06)   (0.04)    (0.14)      --
    Repatriation Tax Expense         0.27       --      0.27       --
    Debt Extinguishment Costs        0.01       --      0.01       --
    Gain on Asset Sale                 --       --     (0.01)      --
    Loss on Equity Securities          --       --      0.01       --
    Impact of New Concentrate Pricing  --       --        --     0.05
                                   -------  -------   -------  -------

Earnings per Diluted Common Share,
 Excluding Certain Items(b)        $ 0.15   $ 0.13    $ 1.29   $ 1.27
                                   =======  =======   =======  =======

(a) Includes asset write-offs totaling $25 million (pre-tax) and certain facility disruption and relief effort expenses.

(b) This non-GAAP financial information is provided to assist investors in evaluating CCE's ongoing operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of
    CCE's ongoing results.

Reported 2005 operating income totaled $1.4 billion, which was flat versus prior year. Adjusted for the operating items shown in the above table, full-year 2005 operating income was also flat when compared to 2004. A reconciliation of reported versus comparable operating income is shown on page 11 of this release.

"While we are not satisfied with our overall 2005 results, we are encouraged by the balanced volume and pricing growth in North America," said Lowry F. Kline, chairman of the board and chief executive officer. "These results demonstrate substantial progress in improving our North American business model to drive consistent operating results. We will combine this progress in 2006 with an outstanding calendar of brand extensions and new products and the full year benefit of our new North American operating framework.

"Our success in controlling the growth of our 2005 operating expenses also strengthens our confidence about our future performance," Mr. Kline said. "Our cost control efforts, which limited comparable 2005 operating expense growth to only 1 percent, gave us needed flexibility in dealing with the challenging operating dynamics of last year.

"Though our work to generate pricing growth and achieve operating expense savings was also effective in Europe, our overall performance there remains below our targets as we work to overcome consumer and market trends impacting our business, including weak retail trends in some markets, health and wellness concerns and the continued growth of deep discount retailers," Mr. Kline said. "For 2006, we have a number of operating and sales initiatives in place to meet the needs of consumers and our customers, including new marketing approaches for hard discounters, country-specific brand and product innovation plans, and organizational initiatives that will strengthen both our efficiency and our ability to serve our customers."

Consolidated bottle and can physical case volume increased 1 percent in the fourth quarter and 1/2 percent for the full year. Fourth quarter volume in North America was up 2 1/2 percent with full-year volume growth of 1 percent. Immediate consumption volume in North America increased 3 1/2 percent in the fourth quarter and 2 percent for the year as Dasani flavored waters, Powerade, Full Throttle and Rockstar energy drinks continue to generate strong sales increases.

Fourth quarter volume in Europe was down 4 percent with volume for the full year down 2 percent. European sales were characterized by declines of regular soft drinks, while sales of diet soft drinks, juice drinks and sports drinks remained strong.

Consolidated net pricing per case increased 2 1/2 percent in the fourth quarter and 2 percent for the full year. Net pricing per case in North America increased 4 percent for the fourth quarter and 3 percent for the full year. European pricing was up 1/2 percent in the fourth quarter and increased 1 percent for the full year.

Consolidated cost of sales per case increased 4 1/2 percent for the fourth quarter and 3 1/2 percent for full-year 2005. All net pricing and cost of sales per case comparisons are presented excluding the effects of currency translations. The attached key operating information schedule provides a reconciliation of the reported and comparable operating statistics used in this earnings release.

Stock Option Expense

CCE will begin expensing stock options in 2006. 2005 stock option expense not included in reported results totaled approximately $52 million before taxes, or 7 cents per diluted share.

Restructuring Charge

2005 reported results include $80 million of the total $130 million to $140 million of expenses CCE expects to spend on the reorganization of the company's North American business and local proposed restructuring initiatives in Europe. CCE expects to record the remaining expense of $50 million to $60 million throughout 2006.

Repatriation of Foreign Earnings

CCE repatriated approximately $1.6 billion of non-U.S. earnings in the fourth quarter of 2005. The tax charge associated with the repatriation totaled $128 million, or 27 cents per diluted share. CCE also incurred a pre-tax charge, included in interest expense, of approximately $8 million, or 1 cent per diluted share, to restructure a portion of company's debt portfolio to accommodate the efficient repayment of debt in the United States. 2006 Outlook

CCE expects 2006 earnings per diluted share in a range of $1.27 to $1.32, excluding foreign currency translations and expenses related to the restructurings in North America and Europe. This range includes stock option expense. Currency-neutral, comparable operating income is expected to increase 4 percent to 5 percent. CCE expects 2006 cash flow from operations less capital spending to total approximately $700 million. Capital spending is expected to total approximately $1 billion in 2006.

Based on current exchange rates, foreign currency translations could negatively impact operating income by 1 percent to 2 percent and earnings per diluted share by 2 cents to 3 cents. Conference Call

CCE will host a conference call with analysts and investors today at 10 a.m. ET. The call can be accessed through the company's web site at http://www.cokecce.com

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 33 and 34 of our 2004 Annual Report and on pages 31 through 33 of the Company's Third-Quarter 2005 Form 10-Q.

                      COCA-COLA ENTERPRISES INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions, Except Per Share Data)

                                                  Fourth Quarter
                                             -------------------------
                                              2005(a)   2004(b) Change
                                             --------  --------  -----
Net Operating Revenues                      $  4,487   $  4,404    2%
Cost of Sales                                  2,727      2,666    2%
                                             --------   --------
Gross Profit                                   1,760      1,738    1%
Selling, Delivery, and
     Administrative Expenses                   1,554      1,506    3%
                                             --------   --------
Operating Income                                 206        232  (11)%
Interest Expense, Net                            163        154
Other Nonoperating Income (Expense), Net           2         (2)
                                             --------   --------
Income Before Income Taxes                        45         76
Income Tax Expense (Benefit)                     102         (6)
                                             --------   --------
Net (Loss) Income                           $    (57)  $     82
                                             ========   ========
Basic Weighted Average Common Shares
 Outstanding                                     473        469
                                             ========   ========
Basic Net (Loss) Income Per Share (c)       $  (0.12)  $   0.17
                                             ========   ========
Diluted Weighted Average Common Shares
 Outstanding                                     473        473
                                             ========   ========
Diluted Net (Loss) Income Per Share (c)     $  (0.12)  $   0.17
                                             ========   ========

(a) 2005 net income includes net expense items totaling $129 million, or 27 cents per diluted share. See page 11 of this earnings release for a list of these items.

(b) 2004 net income includes favorable tax items of $19 million, or
    4 cents per diluted share.

(c) Per share data calculated prior to rounding to millions.

                       COCA-COLA ENTERPRISES INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (Unaudited; In Millions, Except Per Share Data)

                                                    Full Year
                                              -----------------------
                                              2005(a)   2004(b) Change
                                              -------   ------- ------
Net Operating Revenues                      $ 18,706   $ 18,158    3%
Cost of Sales                                 11,185     10,771    4%
                                             --------   --------
Gross Profit                                   7,521      7,387    2%
Selling, Delivery, and
     Administrative Expenses                   6,090      5,951    2%
                                             --------   --------
Operating Income                               1,431      1,436   Flat
Interest Expense, Net                            633        619
Other Nonoperating (Expense) Income, Net          (8)         1
                                             --------   --------
Income Before Income Taxes                       790        818
Income Tax Expense                               276        222
                                             --------   --------
Net Income                                  $    514   $    596
                                             ========   ========
Basic Weighted Average Common Shares
 Outstanding                                     471        465
                                             ========   ========
Basic Net Income Per Share (c)              $   1.09   $   1.28
                                             ========   ========
Diluted Weighted Average Common Shares
 Outstanding                                     476        473
                                             ========   ========
Diluted Net Income Per Share (c)            $   1.08   $   1.26
                                             ========   ========

(a) 2005 net income includes net expense items totaling $99 million, or 21 cents per diluted share. See page 11 of this earnings release for a list of these items.

(b) 2004 net income includes net expense items totaling $6 million, or
    1 cent per diluted share. See page 11 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

                       COCA-COLA ENTERPRISES INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (Unaudited; In Millions)

                                                         December 31,
                                                       ---------------
                                                        2005    2004
                                                       ------- -------
ASSETS
Current:
     Cash and cash equivalents                        $   107 $   155
     Trade accounts receivable, net                     1,802   1,884
     Inventories                                          786     763
     Current deferred income tax assets                   313     196
     Prepaid expenses and other current assets            387     373
                                                       ------- -------
          Total Current Assets                          3,395   3,371
Property, plant, and equipment, net                     6,560   6,913
Goodwill                                                  578     578
Franchise license intangible assets, net               13,832  14,517
Customer distribution rights and other
 noncurrent assets, net                                   992   1,082
                                                       ------- -------
                                                      $25,357 $26,461
                                                       ======= =======
LIABILITIES AND SHAREOWNERS' EQUITY
Current:
     Accounts payable and accrued expenses            $ 2,654 $ 2,708
     Amounts payable to The Coca-Cola Company, net        138      91
     Deferred cash receipts from The Coca-Cola Company     83      45
     Current portion of debt                              944     607
                                                       ------- -------
          Total Current Liabilities                     3,819   3,451
Debt, less current portion                              9,165  10,523
Retirement and insurance programs and
 other long-term obligations                            1,309   1,406
Deferred cash receipts from The Coca-Cola Company,
 less current                                             246     331
Long-term deferred income tax liabilities               5,133   5,338
Long-term amounts payable to The Coca-Cola Company,
 net                                                       42      34
Shareowners' equity                                     5,643   5,378
                                                       ------- -------
                                                      $25,357 $26,461
                                                       ======= =======

                        COCA-COLA ENTERPRISES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited, In Millions)

                                                         December 31,
                                                       ---------------
                                                        2005    2004
                                                       ------- -------
Cash Flows From Operating Activities
------------------------------------
Net income                                            $   514 $   596
Adjustments to reconcile net income to net cash
 derived from operating activities:
    Depreciation and amortization                       1,044   1,068
    Net change in customer distribution rights             29      18
    Stock-based compensation expense                       30      23
    Deferred funding income from The Coca-Cola Company    (47)    (50)
    Deferred income tax expense                           106     124
    Pension expense less than retirement plan
     contributions                                        (74)   (111)
Changes in assets and liabilities                          29     (53)
                                                       ------- -------
Net cash derived from operating activities              1,631   1,615
                                                       ------- -------

Cash Flows From Investing Activities
------------------------------------
    Capital asset investments                            (914)   (946)
    Capital asset disposals                                48      24
                                                       ------- -------
Net cash used in investing activities                    (866)   (922)
                                                       ------- -------

Cash Flows From Financing Activities
------------------------------------
    (Decrease) Increase in commercial paper, net         (599)    172
    Issuances of debt                                   1,541     386
    Payments of debt                                   (1,756) (1,295)
    Dividend payments on common stock                     (76)    (76)
    Exercise of employee stock options                     40     181
    Interest rate swap settlement                          46       -
                                                       ------- -------
Net cash used in financing activities                    (804)   (632)
                                                       ------- -------

Net effect of exchange rate changes on cash
  and cash equivalents                                     (9)     14
                                                       ------- -------

Net Change In Cash and Cash Equivalents                   (48)     75
Cash and Cash Equivalents at Beginning of Year            155      80
                                                       ------- -------
Cash and Cash Equivalents at End of Year              $   107 $   155
                                                       ======= =======

                       Coca-Cola Enterprises Inc.
                       Key Financial Information
                       (Unaudited; In Millions)

                                        Fourth Quarter    Full Year
                                       --------------- ---------------
                                        2005    2004    2005    2004
                                       ------- ------- ------- -------
Operating Income Reconciliation
-------------------------------

Reported Operating Income             $   206 $   232 $ 1,431 $ 1,436
    Hurricane Asset Write-offs (a)          4       -      28       -
    Restructuring Charges                  48       -      80       -
    HFCS Litigation Settlement Proceeds    (5)      -     (53)      -
    Gain on Sale of Asset                  (1)      -      (8)      -
    Impact of New Concentrate Pricing       -       -       -      41
                                       ------- ------- ------- -------
Comparable Operating Income(b)        $   252 $   232 $ 1,478 $ 1,477
                                       ======= ======= ======= =======

Net Income Reconciliation
-------------------------

Reported Net Income                   $   (57)$    82 $   514 $   596
    Hurricane Asset Write-offs (a)          2       -      17       -
    Restructuring Charges                  30       -      50       -
    HFCS Litigation Settlement Proceeds    (3)      -     (33)      -
    Net Favorable Tax Items               (32)    (19)    (67)    (20)
    Repatriation Tax Expense              128       -     128       -
    Debt Extinguishment Costs               5       -       5       -
    Gain on Asset Sale                     (1)      -      (5)      -
    Loss on Equity Securities               -       -       4       -
    Impact of New Concentrate Pricing       -       -       -      26
                                       ------- ------- ------- -------
Comparable Net Income (b)             $    72 $    63 $   613 $   602
                                       ======= ======= ======= =======

Diluted Earnings Per Share Reconciliation
-----------------------------------------

Reported Net Income Per Diluted
 Common Share                         $ (0.12)$  0.17 $  1.08 $  1.26
    Hurricane Asset Write-offs (a)          -       -    0.03       -
    Restructuring Charges                0.06       -    0.11       -
    HFCS Litigation Settlement Proceeds (0.01)      -   (0.07)      -
    Net Favorable Tax Items             (0.06)  (0.04)  (0.14)  (0.04)
    Repatriation Tax Expense             0.27       -    0.27       -
    Debt Extinguishment Costs            0.01       -    0.01       -
    Gain on Asset Sale                      -       -   (0.01)      -
    Loss on Equity Securities               -       -    0.01       -
    Impact of New Concentrate Pricing       -       -       -    0.05
                                       ------- ------- ------- -------
Comparable Net Income Per Diluted
 Common Share (b)                     $  0.15 $  0.13 $  1.29 $  1.27
                                       ======= ======= ======= =======

Operating Expense Reconciliation
--------------------------------
Reported Operating Expenses           $ 1,554 $ 1,506 $ 6,090 $ 5,951
    Hurricane Asset Write-offs (a)         (2)      -     (26)      -
    Restructuring Charges                 (48)      -     (80)      -
    Gain on Asset Sale                      1       -       8       -
                                       ------- ------- ------- -------
Comparable Operating Expenses (b)     $ 1,505 $ 1,506 $ 5,992 $ 5,951
                                       ======= ======= ======= =======

                                          Full Year
                                       ---------------
Free Cash Flow (c)                      2005    2004
------------------                     ------- -------
Net Cash Derived From Operating
 Activities                           $ 1,631 $ 1,615
    Less: Capital Asset Investments       914     946
                                       ------- -------
Free Cash Flow                        $   717 $   669
                                       ======= =======

                                      Dec. 31, Dec. 31,
Net Debt(d)                             2005    2004
-----------                           -------- --------
Current Portion of Debt               $   944 $   607
Debt, Less Current Portion              9,165  10,523
    Less: Cash and Cash Equivalents       107     155
                                       ------- -------
Net Debt                              $10,002 $10,975
                                       ======= =======

(a) Includes asset write-offs totaling $25 million (pretax) and certain facility disruption and relief effort expenses.

(b) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.
    Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase and acquisition
    opportunities.

(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.

                       Coca-Cola Enterprises Inc.
                       Key Operating Information

                 4th Quarter 2005 Change      Full Year 2005 Change
               --------------------------- ---------------------------
                            North                       North
               Consolidated America Europe Consolidated America Europe
               ------------ ------- ------ ------------ ------- ------
Net Revenues
 Per Case
---------------
Change in Net
 Revenues per
 Case                 1.0%   5.0%  (8.5)%      3.0%   4.0%  2.0%
   Impact of
    Belgium
    Excise Tax
    Change            0.0%   0.0%   0.0%      0.0%   0.0% (0.5)%
   Impact of
    Customer
    Marketing
    and Other
    Promotional
    Adjustments      (0.5)%   0.0%  (1.0)%      0.0%   0.5% (0.5)%
   Impact of
    Excluding
    Post Mix
    Sales,
    Agency
    Sales
    and Other
    Revenue           0.0%  (0.5)%   2.0%      (0.5)%  (1.0)%  0.0%
                    ------- ------- -------   -------- ------- -------
Bottle and Can
 Net Pricing
 Per Case(a)          0.5%   4.5%  (7.5)%      2.5%   3.5%  1.0%
   Impact of
    Currency
    Exchange
    Rate
    Changes           2.0%  (0.5)%   8.0%     (0.5)%  (0.5)%  0.0%
                    ------- ------- -------   -------- ------- -------
Currency-
 Neutral Bottle
  and Can
  Net Pricing
   per Case(c)        2.5%   4.0%   0.5%      2.0%   3.0%  1.0%

Cost of Sales Per Case
----------------------
Change in Cost
 of Sales per
 Case                 1.0%   7.5% (11.0)%      4.0%   5.5%  1.5%
   Impact of
    Belgium
    Excise Tax
    Change            0.0%   0.0%   0.5%      0.0%   0.0% (0.5)%
   Impact of
    HFCS
    Litigation
    Settlement
    Proceeds in
    2005              0.0%   0.5%   0.0%      0.5%   0.5%  0.0%
   Impact of
    New
    Concentrate
    Pricing
    Structure
    in 2004           0.0%   0.0%   0.0%      0.0%   0.5%  0.0%
   Impact of
    Excluding
    Bottle and
    Can
     Marketing
      Credits
      and
      Jumpstart
      Funding         1.0%   1.0%   0.5%      0.5%   0.5%  0.5%
   Impact of
    Excluding
    Post Mix
    Sales,
    Agency
    Sales
    and Other
    Revenue           0.0%  (2.0)%   3.5%     (1.0)%  (1.5)% (0.5)%
                    ------- ------- -------   -------- ------- -------
Bottle and Can
 Cost of Sales
 Per Case(b)          2.0%   7.0%  (6.5)%      4.0%   5.5%  1.0%
   Impact of
    Currency
    Exchange
    Rate
    Changes           2.5%  (0.5)%   8.0%     (0.5)%  (0.5)%  0.5%
                    ------- ------- -------   -------- ------- -------
Currency-
 Neutral Bottle
 and Can
  Cost of Sales
   per Case(c)        4.5%   6.5%   1.5%      3.5%   5.0%  1.5%

Physical Case
 Bottle and Can Volume
----------------------
Change in
 Volume               1.0%   2.5%  (4.0)%      0.0%   0.5% (2.5)%
   Impact of
    Selling Day
    Shift             0.0%   0.0%   0.0%      0.5%   0.5%  0.5%
                    ------- ------- -------   -------- ------- -------
Comparable
 Bottle and Can
 Volume(d)            1.0%   2.5%  (4.0)%      0.5%   1.0% (2.0)%

Fountain Gallon Volume
----------------------
Change in
 Volume              (1.0)%  (1.5)%   0.5%     (2.5)%  (3.5)%  2.5%
   Impact of
    Selling Day
    Shift             0.0%   0.0%   0.0%      0.5%   0.5%  0.5%
                    ------- ------- -------   -------- ------- -------
Comparable
 Fountain
 Gallon
 Volume(d)           (1.0)%  (1.5)%   0.5%     (2.0)%  (3.0)%  3.0%

(a) The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment.
    Our bottle and can sales accounted for approximately 90 percent of our net revenue during 2005.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain
    ingredient costs as well as marketing credits and Jumpstart funding, and is used to gain an understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(d) "Comparable Volume" excludes the impact of changes in the number of selling days between periods. The measure is used to analyze the performance of our business on a constant period and territory basis. There were two fewer selling days in 2005 as compared to
    2004.

                         Coca-Cola Enterprises
                             2006 Guidance
           (Currency Neutral, Excluding Nonrecurring Items)

                                               Projection
----------------------------------------------------------------------
           Volume Growth                    Approx. 1% to 2%
              North America                 Approx. 1% to 2%
              Europe                        Approx. 1% to 2%
----------------------------------------------------------------------
      Pricing Per Case Growth               Approx. 2% to 3%
(currency neutral, including mix benefit)
              North America                 Approx. 2% to 3%
              Europe                           Approx. 2%
----------------------------------------------------------------------
   Cost of Goods Per Case Growth            Approx. 2% to 3%
(currency neutral, including mix impact)
----------------------------------------------------------------------
     Operating Expense Growth                  Approx. 3%
----------------------------------------------------------------------
     Operating Income Growth
          (Comparable)(a)                   Approx. 4% to 5%
        (currency neutral)
----------------------------------------------------------------------
       Capital Expenditures                Approx. $1 billion
----------------------------------------------------------------------
         Interest Expense             Approx. $600 to $610 million
----------------------------------------------------------------------
        Effective Tax Rate                     Approx. 31%
----------------------------------------------------------------------
 2006 Diluted EPS (Comparable)(a)            $1.27 to $1.32
 (including stock option expense)
----------------------------------------------------------------------
       Diluted Common Shares               Approx. 477 million
----------------------------------------------------------------------

(a) All guidance is currency neutral. Based on current exchange rates, foreign currency translations could negatively impact operating income by 1 percent to 2 percent and EPS by 2 cents to 3 cents.